UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 17, 2006


                           FIRSTFED FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)



      Delaware                1-9566                        95-4087449
(State of Incorporation)      (Commission File No.)   (IRS Employer
Identification No.)



  401 Wilshire Boulevard, Santa Monica, California,               90401-1490
      (Address of principal executive offices)
(Zip Code)


      Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



                           Total Number of Pages is 5




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ITEM 9.01   Exhibits


Exhibit 99.1       Press Release dated January 17, 2006

                            S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            FIRSTFED FINANCIAL CORP.



Dated: January 17, 2006                   By:  /s/ Douglas J. Goddard
                                               ----------------------
                                                Douglas J. Goddard
                                                Chief Financial Officer

































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                                INDEX TO EXHIBITS


Item                                                        Page

99.1 Press Release dated January 17, 2006                         4 - 5

Contact:    James P. Giraldin, President and Chief Operating Officer
            Telephone:  310/319-6000

                                  Exhibit 99.1
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

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                              FOR IMMEDIATE RELEASE
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 FIRST FEDERAL BANK OF CALIFORNIA ANNOUNCES APPOINTMENT OF SIMONE LAGOMARSINO
                             TO LEAD RETAIL BANKING

(Santa Monica, California, January 17, 2006)- First Federal Bank of California, the wholly-owned subsidiary of FirstFed Financial Corp. (NYSE-FED) and the third largest Los Angeles-based financial institution* today announced the appointment of Simone Lagomarsino to lead its Retail Banking Division. A 25-year veteran of managing and growing finance-related companies, Ms. Lagomarsino will be responsible for the growth and retention of the Bank's retail client base within its 30-branch network. As Executive Vice President of the Bank and President of its Retail Banking Division, Ms. Lagomarsino's responsibilities will include retail operations, consumer lending, the retail call center and the Bank's Wealth Management and Trust Division.

Ms. Lagomarsino served as President and CEO of Hawthorne Savings, a $2.7 billion financial institution with 15 banking offices located in Southern California which was sold in 2004. During her 5 year tenure at Hawthorne, the bank increased its number of branches from 6 to 15 and its core deposits by over 50%. Ms. Lagomarsino was named 2003 CEO of the Year by the Los Angeles Business Journal. She holds a Bachelor of Science degree in Economics from Claremont McKenna College along with a Masters Degree in Business, with an emphasis in Finance, from Claremont Graduate School.

After the sale of Hawthorne Savings, Ms. Lagomarsino served as Managing Director for Diversification, Planning and Deployment of Countrywide Bank, N.A., a subsidiary of Countrywide Financial Corporation, where she was responsible for new product development, human resources, governance and administrative and support service areas.

According to Babette Heimbuch, First Federal Bank of California's Chairman of the Board and Chief Executive Officer, "Simone Lagomarsino's experience and stature as an industry leader, as well as her strong capacity for managing strategic growth, make her an integral part of our Retail Banking Division's continued success." Ms. Heimbuch further stated, "Ms. Lagomarsino joins us at an opportune time as today, with our asset size and capital position, we are poised for significant expansion of our retail deposit base."

"The level of energy and commitment to excellence at First Fed was a major factor in my decision to take this challenge," Ms. Lagomarsino said. "I see the opportunities that lie ahead as tremendously exciting."

Headquartered in Santa Monica, First Fed has 30 banking branches and 6 additional lending offices throughout Southern California.

*Ranked by asset size. Financial information as of 09/30/05 as compiled by the FDIC.

This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations, the availability of branch opening opportunities, competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements